CSFB04-AR01_G6 - Price/Yield - VI-A-4

Balance	Contact Desk	Delay	0	Index	LIBOR 1MO | 1.1	WAC(6)	6.5507	WAM(6)	358
Coupon	1.65	Dated	1/29/2004	Mult / Margin	1 / 0.55	NET(6)	6.262385	WALA(6)	2
Settle	1/30/2004	First Payment	2/25/2004	Cap / Floor	11.00 / 0

*Pays 1 ML + 0.55% up to the 5.00% Call. Spread then doubles after the Call.

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	25 CPR - Call (Y)	28 CPR - Call (Y)	30 CPR - Call (Y)	32 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)	55 CPR - Call (Y)	60 CPR - Call (Y)

99-28	56.18	56.51	56.87	57.10	57.25	57.41	57.69	58.19	58.79	59.51	60.36	61.26
99-28+	56.03	56.32	56.63	56.83	56.97	57.11	57.35	57.79	58.32	58.94	59.69	60.48
99-29	55.89	56.13	56.40	56.57	56.69	56.81	57.01	57.39	57.84	58.38	59.02	59.70
99-29+	55.74	55.94	56.17	56.31	56.41	56.51	56.68	57.00	57.37	57.82	58.35	58.91
99-30	55.59	55.75	55.93	56.05	56.12	56.21	56.34	56.60	56.90	57.25	57.68	58.13
99-30+	55.44	55.57	55.70	55.79	55.84	55.91	56.01	56.20	56.42	56.69	57.01	57.35
99-31	55.30	55.38	55.47	55.52	55.56	55.60	55.67	55.80	55.95	56.13	56.34	56.56
99-31+	55.15	55.19	55.23	55.26	55.28	55.30	55.34	55.40	55.47	55.56	55.67	55.78
100-00	55.00	55.00	55.00	55.00	55.00	55.00	55.00	55.00	55.00	55.00	55.00	55.00
100-00+	54.85	54.81	54.77	54.74	54.72	54.70	54.66	54.60	54.53	54.44	54.33	54.22
100-01	54.70	54.62	54.53	54.48	54.44	54.40	54.33	54.20	54.05	53.87	53.66	53.44
100-01+	54.56	54.43	54.30	54.21	54.16	54.10	53.99	53.80	53.58	53.31	52.99	52.65
100-02	54.41	54.25	54.07	53.95	53.88	53.79	53.66	53.40	53.11	52.75	52.32	51.87
100-02+	54.26	54.06	53.84	53.69	53.59	53.49	53.32	53.01	52.63	52.19	51.65	51.09
100-03	54.11	53.87	53.60	53.43	53.31	53.19	52.99	52.61	52.16	51.62	50.98	50.31
100-03+	53.97	53.68	53.37	53.17	53.03	52.89	52.65	52.21	51.69	51.06	50.31	49.53
100-04	53.82	53.49	53.14	52.91	52.75	52.59	52.32	51.81	51.21	50.50	49.64	48.74

WAL	11.55	8.83	7.04	6.22	5.77	5.36	4.80	4.01	3.36	2.81	2.35	2.01
Mod Durn	10.513	8.228	6.660	5.927	5.520	5.144	4.627	3.890	3.276	2.756	2.316	1.983
Principal Window	Jun11– Nov19	Aug09– Apr16	Jun08– Nov13	Dec07– Sep12	Sep07– Feb12	May07– Jul11	Nov06– Oct10	Jun06– Oct09	Feb06– Dec08	Oct05– Apr08	Aug05– Oct07	May05– Apr07

LIBOR 1MO	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000
LIBOR 6MO	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000
LIBOR 1YR	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000
CMT 1YR	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.